EXHIBIT 10.17

FIRST AMENDMENT TO

ECPM HOLDINGS, LLC

2013 INCENTIVE UNIT PLAN

THIS FIRST AMENDMENT, is made by ECPM Holdings, LLC, a Delaware limited liability company (the “Company”), effective as of the 9th day of September, 2013, to the Company’s 2013 Incentive Unit Plan, dated effective as of January 11, 2013 (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

R E C I T A L S:

WHEREAS, the Board of Managers of the Company has deemed it advisable to amend Section 5(a) of the Plan to increase the number of authorized Incentive Units available for grant under the Plan; and

WHEREAS, the requisite members of the Company have consented to the amendments contemplated herein; and

WHEREAS, the Company desires to evidence such amendments by executing this First Amendment;

NOW, THEREFORE, IT IS DECLARED that, effective as of the day and year first written above, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 5(a). Section 5(a) of the Plan (“Incentive Units Subject to the Plan”) is hereby deleted in its entirety and replaced with the following:

“Incentive Units Subject to the Plan: Subject to adjustments as provided in Section 5(b), the maximum number of Incentive Units that may be issued pursuant to Awards granted under the Plan shall not exceed 12,628,718 Incentive Units (or such other number of Incentive Units as may be authorized pursuant to the terms of the LLC Agreement).”

2. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment is executed on behalf of the Company effective as of the day and year first written above.

ECPM HOLDINGS, LLC

By:	/s/ Mark Gilreath
Mark Gilreath
President